                                                                    EXHIBIT 99.1

                               VOTING AGREEMENT

     This Voting Agreement is entered into as of ____________, by and between Chordiant Software, Inc., a Delaware corporation ("Parent"), and __________ ("Stockholder").

                                   Recitals

     A. Parent, Puccini Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Prime Response, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (as amended from time to time, the "Reorganization Agreement"), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

     B. As a condition to the willingness of Parent and Merger Sub to enter into the Reorganization Agreement, Parent and Merger Sub have required that Stockholder enter into this Voting Agreement; and Stockholder is entering into this Voting Agreement in order to induce Parent and Merger Sub to enter into the Reorganization Agreement.


                                   Agreement

     The parties to this Voting Agreement, intending to be legally bound, agree as follows:

Section 1.     Certain Definitions

               (a) All capitalized terms used but not otherwise defined in this Voting Agreement have the meanings given to them in the Reorganization Agreement.

               (b) "Subject Securities" shall mean 88.3875% (the "Percentage") of the securities of the Company (including shares of Company Common Stock and options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; provided that there will be a pro rata adjustment in the Percentage and the number of securities of the Company Owned by the Stockholder subject to the terms and conditions of this Agreement in the event any shares of Company Common Stock are issued after the date hereof.

               (c) Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

               (d) "Expiration Date" shall mean the earlier of the date upon which the Reorganization Agreement is validly terminated or the date upon which the Merger becomes effective.
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            (e) An "Identified Termination" shall be deemed to have occurred if:
(i) the Reorganization Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) of the Reorganization Agreement, and at or prior to the time of termination of the Reorganization Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made; (ii) the Reorganization Agreement is terminated by Parent or the Company pursuant to
Section 8.1(d) of the Reorganization Agreement; or (iii) the Reorganization Agreement is terminated by Parent pursuant to Section 8.1(f) of the Reorganization Agreement.

            (f) The "Record Date" for a particular matter shall be the date fixed for Persons entitled: (i) to receive notice of, and to vote at, a meeting of the stockholders of the Company called for the purpose of voting on such matter; or (ii) to take action by written consent of the stockholders of the Company with respect to such matter.

            (g) "Voting Expiration Date" shall mean the earlier of the date upon which the Reorganization Agreement is validly terminated or the date upon which the Merger becomes effective; provided, however, the "Voting Expiration Date" shall be the date 180 days following the date on which the Reorganization Agreement is validly terminated, if an Identified Termination occurs.

Section 2.  Transfer of Subject Securities

     2.1 No Disposition or Encumbrance of Subject Securities. Stockholder covenants and agrees that, prior to the Expiration Date, Stockholder will not, directly or indirectly: (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or permit or announce any offer, sale, offer of sale, contract of sale or grant of any option for the purchase of, or permit or announce any other disposition or transfer of) any of the Subject Securities, or any interest in any of the Subject Securities, to any Person other than Parent; (ii) create or permit to exist any Encumbrance on or otherwise affecting any of the Subject Securities; or (iii) reduce Stockholder's Ownership of, interest in or risk relating to any of the Subject Securities.

     2.2 Transfer of Voting Rights. Stockholder covenants and agrees that, prior to the Expiration Date, Stockholder will not deposit any of the Subject Securities into a voting trust or grant a proxy or enter into a voting agreement or similar Contract with respect to any of the Subject Securities.

Section 3.  Voting of Shares

     3.1 Pre-Termination Voting Agreement. Stockholder covenants and agrees that, prior to the earlier to occur of the valid termination of the Reorganization Agreement or the Effective Time, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, Stockholder shall (unless otherwise directed in writing by Parent) cause to be voted all Subject Securities that are (as of the Record Date for any of the matters referred to in this Section 3.1) Owned by Stockholder:

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               (i)   in favor of the Merger and the adoption of the
     Reorganization Agreement and in favor of each of the other actions contemplated by the Reorganization Agreement and any action that could reasonably be expected to facilitate the consummation of the Merger;

               (ii) against any action or agreement that could result in a breach of any representation, warranty, covenant or obligation of the Company in the Reorganization Agreement or in this Voting Agreement; and

               (iii) against the following actions (other than the Merger and the other transactions contemplated by the Reorganization Agreement) (collectively, hereinafter referred to as the "Other Actions"): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any of the Acquired Corporations; (B) any sale, lease or transfer of a material amount of assets of any of the Acquired Corporations (other than in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of any of the Acquired Corporations; (D) any removal of or change in a majority of the board of directors of the Company; (E) any amendment to the Company's certificate of incorporation; (F) any material change in the capitalization of the Company or the Company's corporate structure; and (G) any other action that is inconsistent with the Merger or that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

Stockholder shall not, at any time prior to the earlier to occur of the valid termination of the Reorganization Agreement or the Effective Time, enter into any agreement or understanding with any Person to vote or give instructions inconsistent with clause "(i)", "(ii)" or "(iii)" of the preceding sentence.

     3.2 Post-Termination Voting Agreement. If an Identified Termination occurs, then, prior to the Voting Expiration Date, at any meeting of the stockholders of the Company, however called, and in any action by written consent of stockholders of the Company, Stockholder shall (unless otherwise directed in writing by Parent) cause to be voted all of the Subject Securities (as of the Record Date for any of the matters referred to in this Section 3.2) are Owned by Stockholder: (i) against any Acquisition Proposal and against the approval or adoption of any related transaction or agreement; (ii) against any action that is intended, or could reasonably be expected, to facilitate the consummation of any Acquisition Transaction; and (iii) against any Other Action. Stockholder shall not at any time prior to the Voting Expiration Date, enter into any agreement or understanding with any Person to vote or give instructions inconsistent with clause "(i)," "(ii)" or "(iii)" of the preceding sentence.

     3.3    Proxy.

            (a) Concurrently with the execution of this Voting Agreement: (i) Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in

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the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (but are not owned of record) by Stockholder.

            (b) After the execution of this Voting Agreement, Stockholder shall execute or cause to be executed such further documents, instruments or proxies as may be reasonably requested by Parent with respect to any additional shares of outstanding capital stock of the Company of which Stockholder acquires Ownership or as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Voting Agreement. Stockholder shall promptly notify Parent upon acquiring Ownership of any securities of the Company.

Section 4.  Waiver of Appraisal Rights.

     To the fullest extent permitted by law, Stockholder hereby irrevocably and unconditionally waives any rights of appraisal, dissenters' rights or similar rights that Stockholder may have in connection with the Merger, and Stockholder shall cause to be irrevocably and unconditionally waived any such rights that any affiliate of Stockholder may have in connection with the Merger.

Section 5.  No Solicitation

     Stockholder covenants and agrees that, during the period commencing on the date of this Voting Agreement and ending on the Voting Expiration Date, Stockholder shall not, directly or indirectly, and shall not authorize or permit any Representative of Stockholder directly or indirectly to: (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. Stockholder shall immediately cease any existing discussions with any Person that relate to any Acquisition Proposal. Stockholder shall promptly (and in no event later than 24 hours after receiving, or obtaining knowledge of, any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information) advise Parent orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information relating to any of the Acquired Corporations (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person.

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Section 6.  Representations and Warranties of Stockholder

     Stockholder hereby represents and warrants to Parent as follows:

     6.1 Authorization, etc. Stockholder has all requisite power and capacity to execute and deliver this Voting Agreement and the Proxy and to perform Stockholder's obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute the legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     6.2    No Conflicts, Required Filings and Consents.

            (a) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any Legal Requirement, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on or otherwise affecting any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder's properties is bound or affected.

            (b) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any Consent of any Person.

     6.3 Title to Subject Securities. As of the date hereof, Stockholder Owns in the aggregate (including shares owned of record and shares owned beneficially) the number of outstanding shares of capital stock of the Company specified below Stockholder's name on the signature page hereof (the "Stockholder's Shares"), and the number of options, warrants and other rights to acquire shares of Company Common Stock specified below Stockholder's name on the signature page hereof (the "Stockholder's Options"), and Stockholder does not directly or indirectly Own any other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof. For the purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Stockholder Owns all of the Stockholder's Shares and all of the Stockholder's Options as its own ultimate parent Entity.

     6.4 Accuracy of Representations. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Voting Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

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Section 7.  Covenants of Stockholder

     7.1 Further Actions. Stockholder agrees to cooperate fully with Parent and to execute and deliver such further documents, transfers, assignments, endorsements, proxies, consents, certificates, agreements and instruments and shall (at Stockholder's sole expense) take such other actions as may be requested by Parent to evidence or reflect the transactions contemplated by this Voting Agreement and to carry out the intent and purposes of this Voting Agreement.

     7.2 Legend. Immediately after the execution of this Voting Agreement (and from time to time prior to the Expiration Date upon the acquisition by Stockholder of Ownership of any shares of capital stock of the Company), Stockholder shall instruct the Company to cause each certificate of Stockholder evidencing any outstanding shares of capital stock of the Company Owned by Stockholder to bear a legend in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT DATED AS OF JANUARY __, 2001, AS IT MAY BE AMENDED, BETWEEN THE ISSUER AND _____________, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.


Section 8.  Miscellaneous

     8.1 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by Stockholder in this Voting Agreement shall survive (i) the consummation of the Merger, (ii) any termination of the Reorganization Agreement and (iii) the Voting Expiration Date.

     8.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

     8.3 Notices. Any notice or other communication required or permitted to be delivered to any party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand or (b) two business days after sent by registered mail or by courier or by express delivery service, provided that in each case the notice or other communication is sent to the address set forth beneath the name of such party below (or to such other address as such party shall have specified in a written notice given to the other parties hereto):

            if to Stockholder:

               at the address set forth below Stockholder's signature on the signature page hereto;

            if to Parent:

               Chordiant Software, Inc.
               20400 Stevens Creek Blvd., Suite 400
               Cupertino, CA 95014-2217
               Facsimile No. (408) 517-0270

               Attn: Chief Executive Officer

     8.5 Severability. In the event that any term, provision, covenant or restriction contained in this Voting Agreement, or the application of any such term, provision, covenant or restriction to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Voting Agreement, and the application of such term, provision, covenant or restriction to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     8.6 Entire Agreement; Counterparts. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. This Voting Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     8.7 Assignment; Binding Effect. Except as provided herein, neither this Voting Agreement nor any of the obligations hereunder of Stockholder shall be assigned or delegated by any party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and Stockholder's heirs, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Notwithstanding anything contained in this Voting Agreement to the contrary, nothing in this Voting Agreement, express or implied, is intended to confer on any Person, other than Parent and its successors and assigns, any rights or remedies of any nature.

     8.8 Specific Performance. Stockholder agrees that (a) in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Voting Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) neither the stockholder nor any other Person shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

     8.9 Other Agreements. Nothing in this Voting Agreement shall limit any of the rights or remedies of Parent or obligations of Stockholder under any Affiliate Agreement or under any other agreement between Parent and Stockholder or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Reorganization Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Voting Agreement.

     8.10 Applicable Law; Jurisdiction. This Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Voting Agreement or any of the transactions contemplated by this Voting Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) each of the parties irrevocably waives the right to trial by jury; and (c) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8.4.

     8.11 No Limitation of Actions of Stockholder as Director. Notwithstanding anything to the contrary in this Voting Agreement, in the event Stockholder or any affiliate thereof is a director of the Company, nothing in this Voting Agreement is intended or shall be construed to require Stockholder, in its capacity as a director of the Company, to act or fail to act in accordance with its fiduciary duties in such capacity.

     8.12   Construction.

            (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

            (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

            (e) The headings contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

     In Witness Whereof, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.


                                    Chordiant Software, Inc.

                                    By:_________________________________
                                    Name:
                                    Title:

     In Witness Whereof, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.



                                          ______________________________________
                                          Name:

                                          Address: _____________________________

                                          ______________________________________

                                          Facsimile No.: _______________________


                                             Number of outstanding shares of
                                             Company Common Stock owned of
                                             record as of the date of this
                                             Voting Agreement: _________________


                                             Number of additional outstanding
                                             shares of Company Common Stock
                                             owned beneficially (but not of
                                             record) as of the date of this
                                             Voting Agreement:__________________


                                             Number of options, warrants and
                                             other rights to acquire shares of
                                             Company Common Stock owned of
                                             record as of the date of this
                                             Voting Agreement:__________________


                                             Number of additional options,
                                             warrants and other rights to
                                             acquire shares of Company Common
                                             Stock owned beneficially (but not
                                             of record) as of the date of this
                                             Voting Agreement:__________________

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                                   Exhibit A

                               Irrevocable Proxy


     The undersigned stockholder of Prime Response, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Samuel Spadafora, Don Morrison, Tyler Wall and Chordiant Software, Inc., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the Subject Securities (as defined in the Voting Agreement). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Subject Securities are hereby revoked, and no subsequent proxies will be given with respect to any of the Subject Securities.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Puccini Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent, and the Company (the "Reorganization Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings given to such terms in the Reorganization Agreement.

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Subject Securities at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the Effective Time at any meeting of the stockholders of the Company, however called, or in any action by written consent of stockholders of the Company:

               (i) in favor of the Merger and the adoption of the Reorganization Agreement and in favor of each of the other actions contemplated by the Reorganization Agreement and any action that could reasonably be expected to facilitate the consummation of the Merger;

               (ii) against any action or agreement that could result in a breach of any representation, warranty, covenant or obligation of the Company in the Reorganization Agreement or the Voting Agreement; and

               (iii) in their discretion, with respect to the following actions (other than the Merger and the transactions contemplated by the Reorganization Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any of the Acquired Corporations; (B) any sale, lease or transfer of a material amount of assets of any of the Acquired Corporations (other than in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of any of the Acquired Corporations; (D) any removal of or change in a majority of the board of directors of the Company; (E) any amendment to the Company's certificate of incorporation;
     (F) any material change in the capitalization of the Company or the Company's corporate structure; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or the Voting Agreement.

     If an Identified Termination occurs, then, prior to the Voting Expiration Date (as such term is defined in the Voting Agreement), at any meeting of the stockholders of the Company, however called, and in any action by written consent of stockholders of the Company, the attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Subject Securities owned by the undersigned in their discretion with respect to (i) any Acquisition Proposal and any related transaction or agreement, (ii) any action that is intended, or could reasonably be expected, to facilitate the consummation of any Acquisition Transaction and (iii) against any Other Action.

     The undersigned stockholder may vote the Subject Securities on all matters other than the matters referred to in the two preceding paragraphs.

     This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Subject Securities).

     Any term or provision of this proxy which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this proxy or affecting the validity or enforceability of any of the terms or provisions of this proxy in any other jurisdiction. If any provision of this proxy is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     This proxy shall terminate upon the Voting Expiration Date.

Dated:  _______________


                                                ________________________________
                                                Name

                                                  Number of Subject Securities
                                                  of Company Common Stock owned
                                                  of record as of the date of
                                                  this proxy:
                                                  ______________________________

                                       2